Exhibit (a)(1)(B)

BOOMERANG SYSTEMS, INC.

OFFER TO EXCHANGE

ELECTION TO PARTICIPATE

This Election to Participate (this “Election to Participate”) relates to the offer (the “Offer”) by Boomerang Systems, Inc., a Delaware corporation (the “Company”), described in the Offer to Exchange, dated as of July 11, 2014 (the “Offer to Exchange”) and distributed to holders of the following outstanding securities (collectively, the “Eligible Securities”):

•	First Tranche Units consisting of $100,000 principal amount of First Tranche Eligible Note and First Tranche Eligible Warrants to purchase 25,317 shares of common stock of the Company, or a pro-rata portion thereof (after giving effect to anti-dilution adjustments to the initial exercise price of $4.25 per share). The “First Tranche Eligible Notes” consist of an aggregate of $9,349,520, $1,350,000 and $925,000 principal amount 6% Convertible Promissory Notes due November 1, 2016, November 18, 2016 and December 9, 2016 respectively, convertible at a price of $3.95 per share (after giving effect to anti-dilution adjustments to the initial conversion price of $4.25 per share). The “First Tranche Eligible Warrants” consist of warrants to purchase an aggregate of 2,366,986, 341,778 and 234,183 shares of common stock of the Company expiring on November 1, 2016, November 18, 2016 and December 9, 2016 respectively, exercisable at a price of $3.95 per share (after giving effect to anti-dilution adjustments to the initial exercise price of $4.25 per share). The First Tranche Eligible Notes and the First Tranche Eligible Warrants were issued by the Company on November 1, 2011, November 18, 2011 and December 9, 2011 and are referred to as the “First Tranche Eligible Securities.” The Company will accept an exchange of partial First Tranche Units, provided that the number of First Tranche Eligible Notes and First Tranche Eligible Warrants included in such partial First Tranche Unit bears the same ratio as the number of First Tranche Eligible Notes and First Tranche Eligible Warrants in a First Tranche Unit;

•	Second Tranche Units consisting of $100,000 principal amount of Second Tranche Eligible Note and Second Tranche Eligible Warrants to purchase 21,740 shares of common stock of the Company, or a pro-rata portion thereof (after giving effect to anti-dilution adjustments to the initial exercise price of $5.00 per share). The “Second Tranche Eligible Notes” consist of an aggregate of $5,000,000 and $1,200,000 principal amount 6% Convertible Promissory Notes due June 14, 2017, convertible at a price of $4.60 per share (after giving effect to anti-dilution adjustments to the initial conversion price of $5.00 per share). The “Second Tranche Eligible Warrants” consist of warrants to purchase an aggregate of 1,086,976 and 260,878 shares of common stock of the Company expiring on June 14, 2017, exercisable at a price of $4.60 per share (after giving effect to anti-dilution adjustments to the initial exercise price of $5.00 per share). The Second Tranche Eligible Notes and the Second Tranche Eligible Warrants were issued by the Company on June 14, 2012 and July 13, 2012 and are referred to as the “Second Tranche Eligible Securities.” The Company will accept an exchange of partial Second Tranche Units, provided that the number of Second Tranche Eligible Notes and Second Tranche Eligible Warrants included in such partial Second Tranche Unit bears the same ratio as the number of Second Tranche Eligible Notes and Second Tranche Eligible Warrants in a Second Tranche Unit;

•	Third Tranche Units consisting of $100,000 principal amount of Third Tranche Eligible Note and Third Tranche Eligible Warrants to purchase 21,552 shares of common stock of the Company, or a pro-rata portion thereof (after giving effect to anti-dilution adjustments to the initial exercise price of $5.00 per share). The “Third Tranche Eligible Notes” consist of an aggregate of $3,075,000 principal amount 6% Convertible Promissory Notes due December 31, 2017, convertible at a price of $4.64 per share (after giving effect to anti-dilution adjustments to the initial conversion price of $5.00 per share). The “Third Tranche Eligible Warrants” consist of warrants to purchase an aggregate of 662,723 shares of common stock of the Company expiring on December 31, 2017, exercisable at a price of $4.64 per share (after giving effect to anti-dilution adjustments to the initial exercise price of $5.00 per share). The Third Tranche Eligible Notes and the Third Tranche Eligible Warrants were issued by the Company on December 28, 2012 and are referred to as the “Third Tranche Eligible Securities.” The Company will accept an exchange of partial Third Tranche Units, provided that the number of Third Tranche Eligible Notes and Third Tranche Eligible Warrants included in such partial Third Tranche Unit bears the same ratio as the number of Third Tranche Eligible Notes and Third Tranche Eligible Warrants in a Third Tranche Unit;

The Company is offering to exchange the Eligible Securities for the issuance of shares of common stock for the settlement of the balance of the note (principal and interest as of: October 31, 2014) at $2.15 per share (the “New Shares”) upon the terms and subject to the conditions set forth in the Offer. Accordingly, Holders will receive 46,745 New Shares for each First Tranche Unit, Second Tranche Unit or Third Tranche Unit so exercised.

To participate in the Offer and exchange your Eligible Securities for New Shares, you must: (a) properly complete, sign, date and deliver this Election to Participate to the Company: 30 A Vreeland Road, Suite 150, Florham Park, NJ 07932, telephone: (973) 387-8514, pursuant to the instructions included in this Election to Participate, and (b) deliver to the Company at the foregoing address your Eligible Securities (or an Affidavit of Lost Warrant and/or Note, a form of which is included with this Election to Participate). We must receive your Election to Participate and Eligible Securities (or an Affidavit of Lost Warrant or Note) no later than 11:59 P.M. (Eastern time) on October 31, 2014 (such time and date, as they may be extended, (the “Expiration Date”)), which is the date the Offer will expire, unless extended. Failure to submit any of these items will result in the rejection of your tender. Please note that delivery of your Election to Participate by facsimile or email will not be accepted.

To participate in the Offer, you must tender both your Eligible Notes and corresponding Eligible Warrants, or proper portions thereof. For every $100,000 of First Tranche Eligible Notes tendered, you must tender Eligible Warrants to purchase 25,317 shares of common stock of the Company. For every $100,000 of Second Tranche Eligible Notes tendered, you must tender Eligible Warrants to purchase 21,740 shares of common stock of the Company. For every $100,000 of Third Tranche Eligible Notes tendered, you must tender Eligible Warrants to purchase 21,552 shares of common stock of the Company.

If the Company receives one or more Elections to Participate and one or more Notices of Withdrawal signed by you, the Company will give effect to the form bearing the latest date and, if two forms bear the same date, then the form received last, as determined by the Company in its discretion.

If you elect to participate in the Offer, and the Company decides to accept your tender, the Company will issue you New Shares in the form provided for in the Offer to Exchange for your Eligible Securities promptly after the expiration of the Offer, in accordance with and subject to the terms and conditions described in the Offer to Exchange.

Any holder that is not the original holder of the Eligible Securities will be required to provide the Company with a copy of the executed documentation transferring such Eligible Securities.

Questions may be directed to the Company: Boomerang Systems, Inc., 30 A Vreeland Road, Suite 150, Florham Park, NJ 07932, telephone: (973) 387-8514.

ACKNOWLEDGEMENT AND SIGNATURE:

Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Offer to Exchange.

Upon the terms and subject to the conditions set forth in the Offer to Exchange, I hereby tender to Boomerang Systems, Inc. the Eligible Securities specified below for New Shares, subject to the terms described in the Offer to Exchange.

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Subject to, and effective upon, the Company’s acceptance of the tendered Eligible Securities in accordance with the terms and subject to the conditions of the Offer to Exchange, I hereby terminate all right and interest I have in the tendered Eligible Securities and sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to the tendered Eligible Securities, in each case to the extent each such Eligible Securities are tendered, in accordance with my instructions herein.

I understand and acknowledge that:

(1)            To accept the Offer, I must comply with the terms and conditions set forth in the Offer to Exchange and this Election to Participate.

(2)            By tendering the Eligible Securities pursuant to the procedure described in the Offer to Exchange and in the instructions to this Election to Participate, I accept the terms and conditions of the Offer.

(3)            Upon the Company’s acceptance of the tendered Eligible Securities, on or immediately after the Expiration Date, such tendered Eligible Securities will be cancelled.

(4)            Promptly following the Expiration Date, the Company will send to me my New Shares.

(5)            The Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer.

(6)            The Offer is not being offered to holders in any State or other jurisdiction in which the Offer would not be in compliance with the laws of such State or other jurisdiction.

(7)            All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns.

I hereby represent and warrant that:

(1)            I have the full power and authority to tender the Eligible Securities and that, when and to the extent the Eligible Securities are accepted for exchange by the Company, the Eligible Securities will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof and the Eligible Securities will not be subject to any adverse claims.

(2)            Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Eligible Securities pursuant to the Offer to Exchange.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned has duly executed this Election to Participate as of the date set forth below with respect to the following Eligible Warrant(s) tendered by the undersigned. If you hold more than one set of Eligible Securities (6% Convertible Promissory Note and the Warrants to Purchase Common Stock issued on the same date), please make copies of this signature page and submit a separate signature page for each Eligible Securities set tendered.

First Tranche Eligible Notes and Eligible Warrants:

Note No.:

Date of issuance of Eligible Note:

Amount of Eligible Note:

Warrant No.:

Date of issuance of Eligible Warrant:

Number of shares of common stock issuable upon exercise of Eligible Warrant:

Second Tranche Eligible Notes and Eligible Warrants:

Note No.:

Date of issuance of Eligible Note:

Amount of Eligible Note:

Warrant No.:

Date of issuance of Eligible Warrant:

Number of shares of common stock issuable upon exercise of Eligible Warrant:

Third Tranche Eligible Notes and Eligible Warrants:

Note No.:

Date of issuance of Eligible Note:

Amount of Eligible Note:

Warrant No.:

Date of issuance of Eligible Warrant:

Number of shares of common stock issuable upon exercise of Eligible Warrant:

You must complete and sign the following exactly as your name appears on your tendered Eligible Securities. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signatory's full title and include with this Election to Participate proper evidence of the authority of such person to act in such capacity.

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Date:	By:
(signature)

(print name)

(title, if applicable)

Address:

Telephone:

Fax:

Tax ID/SSN:

Note: All New Shares will be delivered to the above address.

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INSTRUCTIONS

FORMING PART OF THE ELECTION TO PARTICIPATE

(1)            Review the Offer. Please carefully review the Offer to Exchange, this Election to Participate and other materials related to the Offer.

(2)            To Participate in the Offer. To participate in the Offer, you must properly complete, sign, date and deliver to us this Election to Participate and your Eligible Securities (or an Affidavit of Lost Warrant or Note, a form of which is included with this Election to Participate) before 11:59 P.M. (Eastern time) on October 31, 2014, unless extended (the “Expiration Date”). Please complete and sign a separate signature page to this Election to Participate for each set of Eligible Securities you are tendering. Delivery will be deemed made only when the Election to Participate and your Eligible Securities (or an Affidavit of Lost Warrant or Note) are actually received by (not postmarked for delivery to) us. The acceptable method of delivering the Election to Participate and your securities is:

By mail or courier service to:

Boomerang Systems, Inc.

30 A Vreeland Road, Suite 150

Florham Park, NJ 07932

We urge you to mail or courier sufficiently in advance of the Expiration Date to ensure we receive your documents prior to the Expiration Date. If you deliver by mail, we recommend that you use registered mail with return receipt requested. You should retain the return receipt for your records. Any type of delivery is at your own expense and risk. Please note that delivery of the Election to Participate by facsimile or email will not be accepted.

If you do not submit this Election to Participate with your Eligible Securities (or an Affidavit of Lost Warrant or Note) prior to the expiration of the Offer, or if you submit an incomplete or incorrectly completed Election to Participate, you will be considered to have rejected the Offer. In that case, (a) your Eligible Securities will remain outstanding until they terminate or are exercised and (b) you will have no rights to any New Shares.

(3)            Acceptance of Eligible Securities in Exchange for New Shares. When we accept your tendered Eligible Securities and we exchange them for New Shares promptly following the expiration of the Offer, you will have no further rights to your tendered Eligible Securities.

(4)            To Withdraw Election. To withdraw from the Offer, you must properly complete, sign, date and deliver to us a separate Notice of Withdrawal before the Expiration Date for each Eligible Security that you have elected to lender, if you have tendered more than one set of Eligible Securities. Delivery will be deemed made only when the Notice of Withdrawal is actually received by (not postmarked for delivery to) us. Notices of Withdrawal must be delivered according to the acceptable method of delivery indicated above in Section 2. Once you have withdrawn your tendered Eligible Securities, you may re-tender your Eligible Securities before the expiration of the Offer only by again following the delivery procedures described above in Section 2. We will return to you your previously tendered Eligible Securities promptly after we receive the Notice of Withdrawal pursuant to the terms of the Offer. Please note that delivery of the Notice of Withdrawal by facsimile or email will not be accepted.

(7)            Irregularities. We will determine, in our sole discretion, all questions as to form, validity, including time of receipt, and acceptance of any tender of Eligible Securities or withdrawal of tendered Eligible Securities. Our determination of these matters will be final and binding on all parties, subject to the judgment of a court of competent jurisdiction. We may reject any or all tenders of or withdrawals of tendered Eligible Securities that we determine are not in appropriate form or that we determine are unlawful to accept or not timely made, subject to the judgment of a court of competent jurisdiction to the contrary. We may waive, as to all eligible warrant holders, any defect or irregularity in any tender with respect to any particular set of Eligible Securities. No tender of Eligible Securities or withdrawal of tendered Eligible Securities will be deemed to have been properly made until all defects or irregularities have been cured by the tendering warrant holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders or withdrawals, and no one will be liable for failing to give notice of any defects or irregularities.

(8)            Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance should be directed to the Company at: Boomerang Systems, Inc., 30 A Vreeland Road, Suite 150, Florham Park, NJ 07932, telephone: (973) 387-8514. Additional copies of the Offer to Exchange, the Election to Participate and other related materials may be obtained from the Company.

AFFIDAVIT OF LOST WARRANT AND/OR NOTE

AND INDEMNIFICATION AGREEMENT

The undersigned hereby represents, warrants and agrees as follows:

1.	The following described instrument of Boomerang Systems, Inc., a Delaware corporation (the “Company”) was lost or stolen:

First Tranche Warrant No.____to purchase ____shares of the common stock of the Company, dated:_____, 2011 (the “Eligible Warrant”), and registered in the name of______ (“Holder”).

And/Or

First Tranche Note No.____ in the amount of $____, dated____, 2011 (the “Eligible Note”), and registered in the name of___________ (“Holder”).

And/Or

Second Tranche Warrant No._____to purchase____shares of the common stock of the Company, dated: _____, 2012 (the “Eligible Warrant”), and registered in the name of__________ (“Holder”).

And/Or

Second Tranche Note No.____in the amount of $_____, dated_____, 2012 (the “Eligible Note”), and registered in the name of___________ (“Holder”).

And/Or

Third Tranche Warrant No. _____to purchase____shares of the common stock of the Company, dated: _____, 2012 (the “Eligible Warrant”), and registered in the name of_____ (“Holder”).

And/Or

Third Tranche Note No. in the amount of $_____, dated_____, 2012 (the “Eligible Note”), and registered in the name of___________ (“Holder”).

2.	That the sole and unconditional record owner of the Eligible Warrant and/or Note is Holder.

3.	That the Eligible Warrant and/or Eligible Note was neither endorsed nor assigned by Holder or, to Holder’s knowledge, by anyone else.

4.	That neither the Eligible Warrant and/or Eligible Note nor any interest therein has been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pledged, or disposed of in any manner by or on behalf of Holder; that neither Holder nor anyone on Holder’s behalf has signed any power of attorney, any stock power or any other assignment or authorization respecting the Eligible Warrant and/or Eligible Note; and that no person, firm or corporation has any right, title, claim, equity or interest in, to or respecting the Eligible Warrant and/or Eligible Note, except Holder as the sole owner.

5.	That this Affidavit of Lost Warrant and Indemnification Agreement (the “Affidavit”) is made for the purpose of inducing the Company to accept the Holder’s tender of the Eligible Securities in connection with the Holders’ election to participate in the Company’s Offer to Exchange, dated July 11, 2014, as amended or supplemented (the “Offer”).

6.	Holder hereby agrees to immediately surrender the Eligible Warrant and/or Eligible Note to the Company for cancellation without consideration should it at any time come into the possession or control of Holder.

7.	To induce the Company to accept this Affidavit in place of the lost Eligible Warrant and/or Note in connection with Holder’s acceptance of the Offer, Holder and its successors and assigns shall at all times indemnify and hold harmless the Company and its directors, officers, agents, successors and assigns from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all losses, damages, judgments, costs, charges, counsel fees, payments, expenses and liabilities whatsoever, which any of such indemnitees at any time shall or may sustain or incur (a) by reason of the issuance of the replacement warrant, or (b) by reason of any claim which may be made in respect of the Eligible Warrant and/or Note, or (c) by reason of any payment, transfer, exchange, delivery or other act which any indemnitee hereunder may make or do in respect of the Eligible Warrant and/or Note, whether made or done through accident, oversight or neglect, or whether made or done upon presentation thereof without contesting, inquiring into or litigating the propriety of such payment, transfer, exchange, delivery or other act, or (d) by reason of any other matter or thing arising out of the recognition of the aforesaid request of Holder for the issuance of the replacement warrant.

8.	It is understood and agreed that in case the Eligible Warrant and/or Note shall be recovered by anyone, then this Affidavit may be immediately enforced. This Affidavit shall be deemed a continuing obligation and successive recoveries may be had thereon for the various matters in respect of which any indemnitee shall from time to time become entitled to be indemnified.

9.	This Affidavit shall be governed by the laws of the State of Delaware.

[Signature Page Follows]

Date: __________	HOLDER:

(signature)

(printed name)

(Title, if Holder is not a natural person)

State of

County of

Signed before me this day of______, 2014,	by
(Holder/Signer Name)

_______Personally Known

_______ Produced Identification — Type of ID:

Notary Stamp Or Seal

(Signature Notary)
My Commission Expires:

[Signature Page to Affidavit of Lost Warrant and/or Note and Indemnification Agreement]